Media Contact:
Mark Delcorps, Overstock.com, Inc.
+1 (801) 947-3564
pr@overstock.com

Investor Contact:
Mark Harden, Overstock.com, Inc.
+1 (801) 947-5409
ir@overstock.com

Overstock.com Reports Profitable Q4 & 5th Profitable Year in a Row
Q4 2016 revenue of $526 million and pre-tax income of $3.9 million
FY 2016 revenue of $1.8 billion and pre-tax income of $20.5 million
FY 2016 retail pre-tax income of $32.3 million versus $10.1 million in FY 2015

SALT LAKE CITY - Jan. 31, 2017 - Overstock.com, Inc. (NASDAQ: OSTK) today reported financial results for the quarter and fiscal year ended December 31, 2016.

Key Q4 2016 metrics (comparison to Q4 2015):

•	Revenue: $526.2M vs. $480.3M (10% increase);

•	Gross profit: $98.0M vs. $83.1M (18% increase);

•	Gross margin: 18.6% vs. 17.3% (132 basis point increase);

•	Sales and marketing expense: $48.4M vs. $38.3M (26% increase);

•	Contribution (non-GAAP financial measure): $54.2M vs. $47.2M (15% increase);

•	G&A/Technology expense: $50.0M vs. $47.9M (4% increase);

•	Pre-tax income (loss): $3.9M vs. ($2.0M) ($5.9M increase);

•	Pre-tax income - OSTK retail (non-GAAP financial measure): $6.8M

•	Pre-tax loss - Medici (non-GAAP financial measure): ($3.0M)

•	Provision (benefit) for income taxes: $1.1M vs. ($1.9M) ($3.0M increase);

•	Net income*: $3.1M vs. $110,000 ($3.0M increase); and

•	Diluted EPS: $0.12/share vs. $0.00/share ($0.12/share increase).

Key FY 2016 metrics (comparison to FY 2015):

•	Revenue: $1.800B vs. $1.658B (9% increase);

•	Gross profit: $331.3M vs. $304.7M (9% increase);

•	Gross margin: 18.4% vs. 18.4% (3 basis point increase);

•	Sales and marketing expense: $147.9M vs. $124.5M (19% increase);

•	Contribution (non-GAAP financial measure): $200.3M vs. $186.1M (8% increase);

•	G&A/Technology expense: $196.1M vs. $180.7M (8% increase);

•	Pre-tax income: $20.5M vs. $3.1M ($17.4M increase);

•	Pre-tax income - OSTK retail (non-GAAP financial measure): $32.3M

•	Pre-tax loss - Medici (non-GAAP financial measure): ($11.8M)

•	Provision for income taxes: $9.3M vs. $1.9M ($7.4M increase);

•	Net income*: $12.5M vs. $2.4M ($10.1M increase); and

•	Diluted EPS: $0.49/share vs. $0.10/share ($0.39/share increase).

*Net income refers to Net income attributable to stockholders of Overstock.com, Inc.

We will hold a conference call and webcast to discuss our Q4 and fiscal year 2016 financial results Tuesday, Jan. 31, 2017, at 4:30 p.m. ET.

Webcast information

To access the live webcast and presentation slides, go to http://investors.overstock.com. To listen to the conference call via telephone, dial (877) 673-5346 and enter conference ID 52715254 when prompted. Participants outside the U.S. or Canada who do not have Internet access should dial +1 (724) 498-4326 then enter the conference ID provided above.

A replay of the conference call will be available at http://investors.overstock.com starting two hours after the live call has ended. An audio replay of the webcast will be available via telephone starting at 7:30 p.m. ET on Tuesday, Jan. 31, 2017, through 7:30 p.m. ET on Tuesday, Feb. 14, 2017. To listen to the recorded webcast by phone, dial (855) 859-2056 then enter the conference ID provided above. Outside the U.S. or Canada dial +1 (404) 537-3406 and enter the conference ID provided above.

Please email all questions in advance of the call to ir@overstock.com.

Key financial and operating metrics:

Investors should review our financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

Total net revenue - Total net revenue for Q4 2016 and 2015 was $526.2 million and $480.3 million, respectively, a 10% increase. The growth in revenue was primarily due to a 12% increase in average order size. This increase was partially offset by increased promotional activities, including coupons and site sales (which we recognize as a reduction of revenue) due to our driving a higher proportion of our sales using such promotions. In addition, the percentage of revenue we defer from orders taken but not delivered was higher due to the timing of quarter end. These decreases to revenue were partially offset by a decrease in Club O Rewards earned due to discontinuing rewards on the Club O Silver program in Q4 2016. Total net revenue for FY 2016 and 2015 was $1.800 billion and $1.658 billion, respectively, a 9% increase. The growth in revenue was primarily due to a 6% increase in average order size, coupled with a 4% increase in orders. These increases were partially offset by increased promotional activities, including coupons and site sales (which we recognize as a reduction of revenue) due to our driving a higher proportion of our sales using such promotions. Our average order size has increased in recent years due primarily to a sales mix shift into home and garden products. We are uncertain how long this trend will continue.

Gross profit - Gross profit for Q4 2016 and 2015 was $98.0 million and $83.1 million, respectively, an 18% increase, representing 18.6% and 17.3% gross margin for those respective periods. Gross profit for FY 2016 and 2015 was $331.3 million and $304.7 million, respectively, a 9% increase, representing 18.4% gross margin for those respective periods. The increases in gross profit were primarily due to revenue growth. The gross margin increases were due to a continued shift in sales mix into higher margin home and garden products, but those increases were offset by increased promotional activities.

Sales and marketing expenses - Sales and marketing expenses totaled $48.4 million and $38.3 million for Q4 2016 and 2015, respectively, a 26% increase, and representing 9.2% and 8.0% of total net revenue for those respective periods. The increase in sales and marketing expenses as a percent of revenue was primarily due to increased spending in the sponsored search marketing channels, increased television marketing spend, and increased staff related costs. Sales and marketing expenses totaled $147.9 million and $124.5 million for FY 2016 and 2015, respectively, a 19% increase, and representing 8.2% and 7.5% of total net revenue for those respective periods. The increase in sales and marketing expenses as a percent of revenue was primarily due to increased spending in the sponsored search marketing channels and increased staff related costs.

Consolidated contribution (a non-GAAP financial measure) and contribution margin (a non-GAAP financial measure) - Contribution for Q4 2016 and 2015 was $54.2 million and $47.2 million, respectively, a 15% increase, representing 10.3% and 9.8% of total net revenue for those respective periods. Contribution for FY 2016 and 2015 was $200.3 million and $186.1 million, respectively, an 8% increase, representing 11.1% and 11.2% of total net revenue for those respective periods.

Contribution and contribution margin (non-GAAP financial measures - which we reconcile to "Gross Profit" in our consolidated statement of operations) consist of gross profit less sales and marketing expense plus Club O Rewards and gift card breakage and reflects an additional way of viewing our results. Contribution margin is contribution as a percentage of total net revenue. We believe contribution and contribution margin provide management and users of the financial statements information about our ability to cover our operating costs, such as technology and general and administrative expenses, while reflecting the selling costs we incurred to generate our revenues and adding back the reductions in revenue that we recognized for Club O Rewards that have subsequently expired and for gift cards whose redemption is remote. Contribution and contribution margin are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. The material limitation associated with the use of contribution is that it is an incomplete measure of profitability as it does not include all operating expenses or all non-operating income and expenses. Management compensates for these limitations when using this measure by looking at other GAAP measures, such as operating income and net income. You should review our financial statements and publicly-filed reports in their entirety and not rely on any single financial measure. For additional information about our non-GAAP financial measures, please see the "Additional Non-GAAP Financial Measure Reconciliations" section below.

Our calculation of our consolidated contribution and contribution margin is set forth below (in thousands):

	Three months ended
	December 31,
	2016		2015
Total net revenue	$526,182	100.0%	$480,270	100.0%
Cost of goods sold	428,178	81.4%	397,161	82.7%
Gross profit	98,004	18.6%	83,109	17.3%
Less: Sales and marketing expense	48,380	9.2%	38,347	8.0%
Plus: Club O Rewards and gift card breakage (included in Other income, net)	4,561	0.9%	2,464	0.5%
Contribution and contribution margin	$54,185	10.3%	$47,226	9.8%

	Year ended
	December 31,
	2016		2015
Total net revenue	$1,799,963	100.0%	$1,657,838	100.0%
Cost of goods sold	1,468,614	81.6%	1,353,184	81.6%
Gross profit	331,349	18.4%	304,654	18.4%
Less: Sales and marketing expense	147,896	8.2%	124,468	7.5%
Plus: Club O Rewards and gift card breakage (included in Other income, net)	16,808	0.9%	5,911	0.4%
Contribution and contribution margin	$200,261	11.1%	$186,097	11.2%

Technology expenses - Technology expenses totaled $28.5 million and $26.3 million for Q4 2016 and 2015, respectively, an 8% increase, and representing 5.4% and 5.5% of total revenue for those respective periods. The increase was primarily due to an increase in depreciation of $1.4 million, an increase of $643,000 in technology licenses and maintenance, and an increase in staff-related costs of $503,000. Technology expenses totaled $106.8 million and $98.5 million for FY 2016 and 2015, respectively, an 8% increase, and representing 5.9% of total revenue for those respective periods. The increase was primarily due to an increase in depreciation of $5.9 million, an increase in staff-related costs of $2.5 million, and an increase of $1.6 million in technology licenses and maintenance. These increases were partially offset by a $1.3 million decrease in outside consulting services.

General and administrative ("G&A") expenses - G&A expenses totaled $21.5 million and $21.5 million for Q4 2016 and 2015, respectively, and representing 4.1% and 4.5% of total revenue for each of those respective periods. The slight decrease was primarily due to a $449,000 decrease in depreciation expense and a $358,000 decrease in consulting and outside services costs. These decreases were partially offset by a $922,000 increase in staff related costs. G&A expenses totaled $89.3 million and $82.2 million for FY 2016 and 2015, respectively, a 9% increase, and representing 5.0% of total revenue for each of those respective periods. The increase was primarily due to an increase of $7.6 million in staff related costs and $1.1 million in bad debt expense for accounts receivable due from a marketplace in which we also have a minority investment. These increases were partially offset by a $1.9 million decrease in legal fees and a $1.3 million decrease in consulting and outside services.

In Q1 2016, we entered into a settlement agreement in our prime broker litigation which concluded the litigation in its entirety and we recognized settlement proceeds of $19.5 million. Related costs associated with the litigation and settlement of approximately $1.0 million were included in G&A expenses during Q1 2016.

We continue to seek opportunities for growth, in our Retail business and through our Medici blockchain and fintech technology initiatives and other means. As a result of these initiatives, we may continue to incur additional expenses. We may also make investments in, or acquisitions of, other technologies and businesses. These expenses, acquisitions or investments may be material, and, coupled with the seasonality of our business, may lead to reduced income or to losses in some periods, and to reduced liquidity.

Other income, net - Other income, net totaled $4.8 million and $1.1 million for Q4 2016 and 2015, respectively. The increase is primarily due to increased Club O Rewards breakage of $2.1 million due to growth in the Club O Rewards program, particularly our Club O Silver program, an $840,000 decrease in costs related to our cryptobond transactions (none incurred in Q4 2016), and a decrease in unrealized losses on our precious metals of $521,000 (no losses incurred in Q4 2016). Other income, net totaled $14.2 million and $3.6 million for FY 2016 and 2015, respectively. The increase is primarily due to increased Club O Rewards breakage of $10.9 million due to growth in the Club O Rewards program, particularly our Club O Silver program, a $1.2 million decrease in unrealized losses on our precious metals (no losses incurred in 2016), and an $840,000 decrease in costs related to our cryptobond transactions (none incurred in 2016). These increases were partially offset by an impairment charge of $2.9 million related to a company in which we hold a minority investment that has historically been recorded at cost. We discontinued Club O Silver rewards in Q4 2016 and as a result we do not expect further Club O Silver rewards breakage in the future.

During 2016, we completed the construction of our new corporate headquarters in Salt Lake City, Utah. The total project cost was approximately $99 million. We began to occupy the building in August 2016.

Net cash provided by operating activities - Net cash provided by operating activities was $39.6 million and $54.5 million for the twelve months ended December 31, 2016 and 2015, respectively. The $15.0 million decrease is primarily due to timing of payments to suppliers. In 2016, some holiday sales occurred earlier than in 2015 (including sales on Black Friday and Cyber Monday) which resulted in earlier payments to our suppliers and lower operating cash flow than in 2015.

Free cash flow (a non-GAAP financial measure) - Free cash flow totaled ($32.7) million and ($5.0) million for the twelve months ended December 31, 2016 and 2015, respectively. The $27.7 million decrease was due to a $15.0 million decrease in operating cash flow and a $12.8 million increase in capital expenditures including costs related to the development of our recently completed new corporate headquarters.

Free cash flow reflects an additional way of viewing our cash flows and liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows and liquidity. Free cash flow, which we reconcile to “net cash provided by operating activities,” is cash flow from operations, reduced by “expenditures for fixed assets, including internal-use software and website development.” We believe that cash flows from operating activities is an important measure since it includes both the cash impact of the continuing operations of the business and changes in the balance sheet that impact cash. Also, we believe free cash flow is a useful measure to evaluate our business since purchases of fixed assets are a necessary component of ongoing operations and free cash flow measures the amount of cash we have available for mandatory debt service and financing obligations, changes in our capital structure, and future investments, after we have paid our operating expenses. Therefore, we believe it is important to view free cash flow as a complement to our entire consolidated statements of cash flows.

Our calculation of free cash flow is set forth below (in thousands):

	Year ended December 31,
	2016	2015
Net cash provided by operating activities	$39,564	$54,516
Expenditures for fixed assets, including internal-use software and website development	(72,281)	(59,513)
Free cash flow	$(32,717)	$(4,997)
Cash and working capital - We had cash and cash equivalents of $183.1 million and $170.3 million and working capital of $11.4 million and ($10.3) million at December 31, 2016 and December 31, 2015, respectively.

About Overstock.com
Overstock.com, Inc. (NASDAQ:OSTK) is an online retailer based in Salt Lake City, Utah that sells a broad range of products at low prices, including furniture, rugs, bedding, electronics, clothing, and jewelry. Additional stores within Overstock include

Worldstock.com, dedicated to selling artisan-crafted products to help developing nations around the world and Main Street Revolution, supporting small-scale entrepreneurs in the U.S. by providing them with a national customer base. Other community-focused initiatives include Farmers Market and pet adoptions. Forbes ranked Overstock in its list of the Top 100 Most Trustworthy Companies in 2014. Overstock sells internationally under the name O.co and regularly posts information about the company and other related matters under Investor Relations on its website (http://www.overstock.com and http://www.o.co).

O, Overstock.com, O.com, O.co, Club O, Main Street Revolution, Worldstock and OVillage are registered trademarks of Overstock.com, Inc. O.biz and Space Shift are also trademarks of Overstock.com, Inc. Other service marks, trademarks and trade names which may be referred to herein are the property of their respective owners.

# # #

This press release and the January 31, 2017 conference call and webcast to discuss our financial results may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include all statements other than statements of historical fact, including forecasts of trends. These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including the amount and timing of our capital expenditures, the mix of products we sell, the results of legal proceedings and claims and the amounts we spend relating to them, the extent to which we owe income taxes, competition, fluctuations in operating results, any inability to raise capital if needed on acceptable terms, our efforts to expand both domestically and internationally, risks of inventory management and seasonality. Other risks and uncertainties include, among others, risks related to new products and services we may offer, and difficulties with our infrastructure, our fulfillment partners or our payment processors, including cyber-attacks or data breaches affecting us or any of them. More information about factors that could potentially affect our financial results is included in our Form 10-Q for the quarter ended September 30, 2016 which was filed with the Securities and Exchange Commission on November 3, 2016. These and our other subsequent filings with the Securities and Exchange Commission identify important factors that could cause our actual results to differ materially from those contained in our projections, estimates and other forward-looking statements.

Overstock.com, Inc.
Consolidated Balance Sheets
(in thousands, unaudited)

	December 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$183,098	$170,262
Restricted cash	430	430
Accounts receivable, net	28,142	16,128
Inventories, net	18,937	20,042
Prepaid inventories, net	2,112	1,311
Deferred tax assets, net	16,268	26,305
Prepaids and other current assets	11,654	13,890
Total current assets	260,641	248,368
Fixed assets, net	134,552	93,696
Precious metals	9,946	9,722
Deferred tax assets, net	39,998	37,891
Intangible assets, net	10,913	14,656
Goodwill	14,698	15,387
Other long-term assets, net	14,328	8,669
Total assets	$485,076	$428,389
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$106,337	$122,705
Accrued liabilities	96,216	83,387
Deferred revenue	41,780	50,944
Finance obligations, current	3,256	1,059
Other current liabilities, net	1,627	581
Total current liabilities	249,216	258,676
Long-term debt, net	44,179	8,843
Finance obligations, non-current	11,831	4,535
Other long-term liabilities	6,890	6,974
Total liabilities	312,116	279,028
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value, authorized shares - 5,000
Series A, issued and outstanding - 127 and 0	—	—
Series B, issued and outstanding - 569 and 0	—	—
Common stock, $0.0001 par value
Authorized shares - 100,000
Issued shares - 27,895 and 27,634
Outstanding shares - 25,432 and 25,234	3	3
Additional paid-in capital	383,348	370,047
Accumulated deficit	(153,898)	(166,420)
Accumulated other comprehensive loss	(1,540)	(1,430)
Treasury stock:
Shares at cost - 2,463 and 2,400	(52,587)	(51,747)
Equity attributable to stockholders of Overstock.com, Inc.	175,326	150,453
Equity attributable to noncontrolling interests	(2,366)	(1,092)
Total stockholders' equity	172,960	149,361
Total liabilities and stockholders’ equity	$485,076	$428,389

Overstock.com, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three months ended December 31,
	2016	2015
Revenue, net
Direct	$25,677	$33,599
Partner and other	500,505	446,671
Total net revenue	526,182	480,270
Cost of goods sold
Direct	23,812	32,326
Partner and other	404,366	364,835
Total cost of goods sold	428,178	397,161
Gross profit	98,004	83,109
Operating expenses:
Sales and marketing	48,380	38,347
Technology	28,511	26,303
General and administrative	21,455	21,548
Total operating expenses	98,346	86,198
Operating income (loss)	(342)	(3,089)
Interest income	98	37
Interest expense	(658)	(66)
Other income, net	4,782	1,102
Income (loss) before income taxes	3,880	(2,016)
Provision (benefit) for income taxes	1,119	(1,879)
Consolidated net income (loss)	$2,761	$(137)
Less: Net loss attributable to noncontrolling interests	(334)	(247)
Net income attributable to stockholders of Overstock.com, Inc.	$3,095	$110
Net income per common share—basic:
Net income attributable to common shares—basic	$0.12	$—
Weighted average common shares outstanding—basic	25,391	25,234
Net income per common share—diluted:
Net income attributable to common shares—diluted	$0.12	$—
Weighted average common shares outstanding—diluted	25,540	25,266

Overstock.com, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Year ended December 31,
	2016	2015
Revenue, net
Direct	$101,578	$137,783
Partner and other	1,698,385	1,520,055
Total net revenue	1,799,963	1,657,838
Cost of goods sold
Direct	96,271	128,077
Partner and other	1,372,343	1,225,107
Total cost of goods sold	1,468,614	1,353,184
Gross profit	331,349	304,654
Operating expenses:
Sales and marketing	147,896	124,468
Technology	106,760	98,533
General and administrative	89,298	82,187
Litigation settlement	(19,520)	—
Total operating expenses	324,434	305,188
Operating income (loss)	6,915	(534)
Interest income	326	155
Interest expense	(877)	(140)
Other income, net	14,181	3,634
Income before income taxes	20,545	3,115
Provision for income taxes	9,297	1,895
Consolidated net income	$11,248	$1,220
Less: Net loss attributable to noncontrolling interests	(1,274)	(1,226)
Net income attributable to stockholders of Overstock.com, Inc.	$12,522	$2,446
Net income per common share—basic:
Net income attributable to common shares—basic	$0.49	$0.10
Weighted average common shares outstanding—basic	25,342	24,612
Net income per common share—diluted:
Net income attributable to common shares—diluted	$0.49	$0.10
Weighted average common shares outstanding—diluted	25,426	24,703

Overstock.com, Inc.
Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Year ended December 31,
	2016	2015
Cash flows from operating activities:
Consolidated net income	$11,248	$1,220
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of fixed assets	27,283	23,516
Amortization of intangible assets	4,010	1,581
Stock-based compensation to employees and directors	4,891	3,526
Deferred income taxes, net	7,719	1,483
Amortization of debt issuance costs	—	21
(Gain) loss on investment in precious metals	(201)	1,183
Loss on investment in cryptocurrency	—	152
Impairment of cost method investment	2,850	—
Ineffective portion of loss on cash flow hedge	—	124
Termination costs of cryptobond financing	—	850
Other	356	9
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(10,006)	3,463
Inventories, net	1,105	6,166
Prepaid inventories, net	(801)	1,903
Prepaids and other current assets	2,389	(1,338)
Other long-term assets, net	(786)	66
Accounts payable	(18,865)	10,482
Accrued liabilities	16,936	(4,153)
Deferred revenue	(9,164)	2,493
Other long-term liabilities	600	1,769
Net cash provided by operating activities	39,564	54,516
Cash flows from investing activities:
Proceeds from sale of precious metals	1,610	—
Investment in precious metals	(1,633)	—
Equity method investment	—	(152)
Disbursements for note receivable	(3,668)	(5,000)
Cost method investments	(4,750)	(7,000)
Acquisitions of businesses, net of cash acquired	1,220	(10,601)
Expenditures for fixed assets, including internal-use software and website development	(72,281)	(59,513)
Other	55	(165)
Net cash used in investing activities	(79,447)	(82,431)
Cash flows from financing activities:
Payments on capital lease obligations	—	(362)
Paydown on direct financing arrangement	(54)	(309)
Payments on finance obligations	(1,906)	(104)
Payments on interest swap	(563)	(57)
Proceeds from finance obligations	11,399	5,698
Proceeds from short-term debt	—	5,500
Payments on short-term debt	—	(750)
Proceeds from long-term debt	36,273	9,488
Change in restricted cash	—	150
Proceeds from exercise of stock options	819	270
Proceeds from rights offering, net of offering costs	7,591	—
Purchase of treasury stock	(840)	(2,367)
Payment of debt issuance costs	—	(621)
Net cash provided by financing activities	52,719	16,536
Net (decrease) increase in cash and cash equivalents	12,836	(11,379)
Cash and cash equivalents, beginning of period	170,262	181,641
Cash and cash equivalents, end of period	$183,098	$170,262

Additional Non-GAAP Financial Measure Reconciliations

As described in further detail above, contribution and contribution margin (non-GAAP financial measures - which we reconcile to "Gross Profit" in our consolidated statement of operations) consist of gross profit less sales and marketing expense plus Club O Rewards and gift card breakage and reflects an additional way of viewing our results. Contribution margin is contribution as a percentage of total net revenue.

OSTK Retail and Medici pre-tax income or loss (non-GAAP financial measures - which we reconcile to Consolidated pre-tax income or loss) consist of income or loss before taxes of our Retail and Medici businesses, excluding intercompany transactions eliminated in consolidation. We believe these measures provide management and users of the financial statements useful information about the results of our separate businesses. The material limitation associated with these measures is that they are an incomplete measure of our consolidated operations.

We determined our segments based on how we manage our business, which, in our view, consists primarily of our Retail and Medici businesses. Our Retail business consists of our Direct and Partner reportable segments. We use gross profit as the measure to determine our reportable segments because there is not discrete financial information available below gross profit for our Direct and Partner segments. As a result, our Medici business is not significant as compared to our Direct and Partner segments. Our other segment consists of Medici. We do not allocate assets between our segments for our internal management purposes.

Contribution, contribution margin, OSTK Retail pre-tax income or loss and Medici pre-tax income or loss are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. You should review our financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

Our calculations of our contribution and contribution margin by Retail Total (which consists of Direct and Partner) and Other (which consists of Medici) are set forth below (in thousands):

	Three months ended, December 31
	Direct	Partner	Retail Total (Direct and Partner)	Other	Consolidated
2016
Total net revenue	$25,677	$495,836	$521,513	$4,669	$526,182
Cost of goods sold	23,812	400,913	424,725	3,453	428,178
Gross profit	$1,865	$94,923	$96,788	$1,216	$98,004
Less: Sales and marketing expense			48,271	109	48,380
Plus: Club O Rewards and gift card breakage (included in Other income, net)			4,561	—	4,561
Contribution			$53,078	$1,107	$54,185
Contribution margin			10.2%	23.7%	10.3%

2015
Total net revenue	$33,599	$445,232	$478,831	$1,439	$480,270
Cost of goods sold	32,326	364,835	397,161	—	397,161
Gross profit	$1,273	$80,397	$81,670	$1,439	$83,109
Less: Sales and marketing expense			38,347	—	38,347
Plus: Club O Rewards and gift card breakage (included in Other income, net)			2,464	—	2,464
Contribution			$45,787	$1,439	$47,226
Contribution margin			9.6%	100.0%	9.8%

	Year ended, December 31
	Direct	Partner	Retail Total (Direct and Partner)	Other	Consolidated
2016
Total net revenue	$101,578	$1,683,204	$1,784,782	$15,181	$1,799,963
Cost of goods sold	96,271	1,362,140	1,458,411	10,203	1,468,614
Gross profit	$5,307	$321,064	$326,371	$4,978	$331,349
Less: Sales and marketing expense			147,368	528	147,896
Plus: Club O Rewards and gift card breakage (included in Other income, net)			16,808	—	16,808
Contribution			$195,811	$4,450	$200,261
Contribution margin			11.0%	29.3%	11.1%

2015
Total net revenue	$137,783	$1,518,125	$1,655,908	$1,930	$1,657,838
Cost of goods sold	128,077	1,225,107	1,353,184	—	1,353,184
Gross profit	$9,706	$293,018	$302,724	$1,930	$304,654
Less: Sales and marketing expense			124,218	250	124,468
Plus: Club O Rewards and gift card breakage (included in Other income, net)			5,911	—	5,911
Contribution			$184,417	$1,680	$186,097
Contribution margin			11.1%	87.0%	11.2%

Our calculations of OSTK Retail Total (which consists of Direct and Partner) and Other (which consists of Medici) pre-tax income or loss are set forth below excluding intercompany transactions eliminated in consolidation (in thousands):

	Three months ended, December 31
	Direct	Partner	Retail Total (Direct and Partner)	Other	Consolidated
2016
Total net revenue	$25,677	$495,836	$521,513	$4,669	$526,182
Cost of goods sold	23,812	400,913	424,725	3,453	428,178
Gross profit	$1,865	$94,923	$96,788	$1,216	$98,004
Operating expenses			94,167	4,179	98,346
Interest and other income, net			4,222	—	4,222
Pre-tax income (loss)			$6,843	$(2,963)	$3,880

2015
Total net revenue	$33,599	$445,232	$478,831	$1,439	$480,270
Cost of goods sold	32,326	364,835	397,161	—	397,161
Gross profit	$1,273	$80,397	$81,670	$1,439	$83,109
Operating expenses			82,475	3,723	86,198
Interest and other income, net			1,073	—	1,073
Pre-tax income (loss)			$268	$(2,284)	$(2,016)

	Year ended, December 31
	Direct	Partner	Retail Total (Direct and Partner)	Other	Consolidated
2016
Total net revenue	$101,578	$1,683,204	$1,784,782	$15,181	$1,799,963
Cost of goods sold	96,271	1,362,140	1,458,411	10,203	1,468,614
Gross profit	$5,307	$321,064	$326,371	$4,978	$331,349
Operating expenses			307,669	16,765	324,434
Interest and other income, net			13,630	—	13,630
Pre-tax income (loss)			$32,332	$(11,787)	$20,545

2015
Total net revenue	$137,783	$1,518,125	$1,655,908	$1,930	$1,657,838
Cost of goods sold	128,077	1,225,107	1,353,184	—	1,353,184
Gross profit	$9,706	$293,018	$302,724	$1,930	$304,654
Operating expenses			296,281	8,907	305,188
Interest and other income, net			3,649	—	3,649
Pre-tax income (loss)			$10,092	$(6,977)	$3,115